STOCK PURCHASE AGREEMENT

                               by and among

                        HARRIS & HARRIS GROUP, INC.

                                    and

                       AMERICAN BANKERS LIFE ASSURANCE
                             COMPANY OF FLORIDA

                                    and

                         AMERICAN BANKERS INSURANCE
                             COMPANY OF FLORIDA

                          Dated as of May 18, 1995

                             TABLE OF CONTENTS
Section

1.   Sale and Purchase of the Shares . . . . . . . . . . . . .  2
     1.1  Authorization of the Shares. . . . . . . . . . . . .  2
     1.2  Sale and Purchase of the Shares. . . . . . . . . . .  2

2.   Closing . . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.1  Closing. . . . . . . . . . . . . . . . . . . . . . .  2
     2.2  Deliveries at the Closing. . . . . . . . . . . . . .  2

3.   Representations and Warranties of the Company . . . . . .  2
     3.1  Organization, Standing, etc. . . . . . . . . . . . .  2
     3.2  SEC Reports and Financial Statements . . . . . . . .  2
     3.3  Authorization of the Shares. . . . . . . . . . . . .  3
     3.4  Valid and Binding Obligation . . . . . . . . . . . .  3
     3.5  No Material Adverse Change . . . . . . . . . . . . .  3
     3.6  Litigation, etc. . . . . . . . . . . . . . . . . . .  4
     3.7  Compliance with Other Instruments, etc.. . . . . . .  4
     3.8  Governmental Consent . . . . . . . . . . . . . . . .  4
     3.9  Offer of Shares. . . . . . . . . . . . . . . . . . .  4

4.   Representations of ABLAC. . . . . . . . . . . . . . . . .  5
     4.1  Purchase for Investment. . . . . . . . . . . . . . .  5
     4.2  Source of Funds. . . . . . . . . . . . . . . . . . .  5

5.   Registration under Securities Act, etc. . . . . . . . . .  7
     5.1  Registration on Request. . . . . . . . . . . . . . .  7
          (a)  Request . . . . . . . . . . . . . . . . . . . .  7
          (b)  Registration Statement Form . . . . . . . . . .  7
          (c)  Expenses. . . . . . . . . . . . . . . . . . . .  8
          (d)  Effective Registration Statement. . . . . . . .  8
          (e)  Priority in Requested Registrations . . . . . .  8
          (f)  Deferral. . . . . . . . . . . . . . . . . . . .  9
          (g)  Limitations on Registration Obligations . . . .  9
     5.2  Incidental Registration. . . . . . . . . . . . . . . 10
          (a)  Right to Include Registrable Securities . . . . 10

5.3  Indemnification.. . . . . . . . . . . . . . . . . . . . . 10
          (a)  Indemnification by the Company. . . . . . . . . 10
          (b)  Indemnification by the Sellers. . . . . . . . . 11
          (c)  Notices of Claims, etc. . . . . . . . . . . . . 12

6.   Definitions . . . . . . . . . . . . . . . . . . . . . . . 13
     6.1  Certain Defined Terms. . . . . . . . . . . . . . . . 13
     6.2  Other Provisions Regarding Definitions . . . . . . . 16

7.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . 16
     7.1  Survival of Representations and Warranties; Sever-
          ability. . . . . . . . . . . . . . . . . . . . . . . 16
     7.2  Amendment and Waiver . . . . . . . . . . . . . . . . 16
     7.3  Notices, etc.. . . . . . . . . . . . . . . . . . . . 16
     7.4  Successors and Assigns . . . . . . . . . . . . . . . 17
     7.5  Descriptive Headings . . . . . . . . . . . . . . . . 17
     7.6  Fees and Expenses. . . . . . . . . . . . . . . . . . 17
     7.7  Stamp or Other Tax . . . . . . . . . . . . . . . . . 17
     7.8  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . 17
     7.9  Counterparts . . . . . . . . . . . . . . . . . . . . 17

          7.10 Entire Agreement. . . . . . . . . . . . . . . . 17

                       STOCK PURCHASE AGREEMENT

                       dated as of May 18, 1995

                            by and between

                      HARRIS & HARRIS GROUP, INC.

                                  and

                AMERICAN BANKERS LIFE ASSURANCE COMPANY
                              OF FLORIDA

                                  and

                   AMERICAN BANKERS INSURANCE COMPANY
                              OF FLORIDA

               STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of May 18, 1995, by and among HARRIS & HARRIS GROUP, INC., a New York corporation (the "Company"), and AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA ("ABLACOF") and AMERICAN BANKERS INSURANCE COMPANY OF FLORIDA ("ABIC"; ABLACOF AND ABIC being referred to individually or collec-tively as the context requires as "ABLAC").

               The Company and ABLACOF are parties to a Note and Warrant Purchase Agreement, dated as of August 17, 1994 (the "Purchase Agreement"). Pursuant to a Termination and Re-lease Agreement of even date herewith, the Company and ABLACOF have agreed to terminate the Purchase Agreement.
     The Company and ABLAC wish to provide for the purchase of 1,075,269 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), by ABLAC for a purchase price of $5,000,000.85 (the "Purchase Price"). Certain capitalized terms used in this Agreement are defined in Section 6 hereof.

               Concurrently with the execution and delivery of this Agreement, the Company and ABLAC are entering into a Standstill Agreement whereby ABLAC is agreeing to certain restrictions with respect to the acquisition, disposition and voting of Voting Stock (the "Standstill Agreement").

               The Company and ABLAC hereby agree as follows:

               1.   Sale and Purchase of the Shares.

               1.1 Authorization of the Shares. Prior to the date hereof, the Company has authorized the issuance and sale of the Shares.

               1.2 Sale and Purchase of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties contained herein, at the Closing (as hereinafter defined), the Company is issu-ing, selling and delivering to ABLAC, and ABLAC is purchas-ing from the Company, the Shares, for the Purchase Price.

               2.   Closing

               2.1 Closing. The Closing of the transaction provided for in Section 1.2 hereof (the "Closing") is taking place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on the date hereof. The date of the Closing is referred to herein as the "Closing Date."

               2.2 Deliveries at the Closing. At the Closing, the Company is delivering to ABLAC a certificate or certifi-cates for the Shares, registered in the name of ABLAC against payment by ABLAC to the Company of Five Million Dollars ($5,000,000) by wire transfer of immediately avail-able funds.

               3. Representations and Warranties of the Compa-ny. The Company represents and warrants that:

               3.1 Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, to enter into this Agreement, to issue and sell the Shares and to carry out the terms of this Agreement.

               3.2 SEC Reports and Financial Statements. The Company has heretofore made available to ABLAC complete and correct copies of all forms, reports and documents required to be filed by it since January 1, 1993 under the Securities Act or the Exchange Act (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). The Company SEC Documents, including with-out limitation, any financial statements or schedules in-cluded therein, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the cir-cumstances under which they were made, not misleading and
     (b) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be. The consolidated financial statements of the Company included in the Company SEC Documents, at the time filed, complied as to form in all material respects with applicable accounting requirements and with the pub-lished rules and regulations of the SEC with respect there-to, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unau-dited statements included in the Company SEC Documents, as permitted by Form 10-Q of the SEC) and fairly present (sub-ject, in the case of the unaudited statements, to normal, recurring audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

               3.3 Authorization of the Shares. The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Shares hereunder have been duly authorized by all requisite corporate action on the part of the Company and will not conflict with, or result in a breach of the terms, conditions or provisions of the Certificate of Incorporation or By-laws.

               3.4 Valid and Binding Obligation. This Agreement has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as limited by bankruptcy and other laws affecting creditors' rights generally and by general principles of equity.

               3.5 No Material Adverse Change. Except as previ-ously disclosed to ABLAC in writing or in the Company SEC Documents, since December 31, 1994, there has not been any material adverse change in the assets, business or financial condition of the Company and its Subsidiaries taken as a whole (a "Material Adverse Change").

               3.6 Litigation, etc. There is no action, pro-ceeding or investigation pending or, to the knowledge of the Company, threatened which questions the validity or legality of, or seeks damages in connection with, this Agreement or the transaction contemplated hereby, or any action taken or to be taken pursuant to this Agreement or the transaction contemplated hereby or which is reasonably likely to result in a Material Adverse Change.

               3.7 Compliance with Other Instruments, etc. Nei-ther the Company nor any of its Subsidiaries is in violation of any term of the Certificate of Incorporation or the By-Laws. Neither the Company nor any of its Subsidiaries is in violation of any term of any agreement or instrument to which it is a party or by which it is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, which violation is reasonably likely to result in a Material Adverse Change. The execution, delivery and per-formance by the Company of this Agreement will not result in any such violation of, or be in conflict with or constitute a default under, any such term or result in the creation of (or impose any obligation on the Company or any of its Subsidiaries to create) any lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to any such term, except for any such conflict or default which is not reasonably likely to result in a Material
     Adverse Change.

               3.8 Governmental Consent. Except as required by the Exchange Act and by the rules and regulations of the NASD, no consent, approval or authorization of, or declara-tion or filing with, any governmental authority on the part of the Company or any of its Subsidiaries which has not been obtained or made is required for the valid execution and delivery by the Company of this Agreement or the valid offer, issuance, sale and delivery by the Company of the Shares pursuant to this Agreement.

               3.9 Offer of Shares. Neither the Company nor anyone acting on its behalf has taken or will take any action which would subject the issuance and sale of the Shares to the registration and prospectus delivery provi-sions of the Securities Act.

               4. Representations of ABLAC. ABLAC represents and warrants that:

               4.1 Purchase for Investment. ABLAC is purchasing the Shares for ABLAC's own account (and expressly not for the account of any pension or trust fund) for investment and not with a view to the distribution thereof or with any present intention of distributing or selling the Shares acquired hereby. ABLAC understands that the Shares have not been registered under the Securities Act and may be resold (which resale is not now contemplated) only if registered pursuant to the provisions of such Act or if an exemption from registration is available, and that the Company is not required to register the Shares except to the extent provid-ed herein.

               4.2 Source of Funds. One or more of the fol-lowing statements is individually or collectively, as the case may be, an accurate representation as to the source of all the funds to be used by ABLAC to pay the Purchase Price:

               (a) if ABLAC is an insurance company, no part of such funds constitute assets allocated to a separate account (within the meaning of ERISA and the regula-tions thereunder) maintained by ABLAC in which an em-ployee benefit plan (or its related trust) has any interest; or

               (b) if ABLAC is an insurance company, to the ex-tent that any part of such funds constitutes assets allocated to any separate account maintained by ABLAC,
          (i) such separate account is a "pooled separate ac-count" within the meaning of Prohibited Transaction Class Exemption ("PTE") 90-1, in which case ABLAC have disclosed to the Company in writing the names of each employee benefit plan whose assets in such separate account exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account as of the date of such purchase (and for the purposes of this Section 4.2, all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), and every relevant requirement of PTE 90-1 specifically applicable to ABLAC which is re-quired to be satisfied as of the date of such purchase will be satisfied in all material respects as of such date of purchase or (ii) such separate account contains only the assets of a specific employee benefit plan, complete and accurate information as to the identity of which ABLAC have delivered to the Company in writing; or

               (c) if ABLAC is a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of Prohibited Transaction Class Exemption 84-14 (the "QPAM Exemption")) of such funds which constitute assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by ABLAC, every relevant requirement of the QPAM Exemption specifically applica-ble to ABLAC which is required to be satisfied as of the date of such purchase will be satisfied in all material respects as of the date of such purchase and ABLAC have disclosed to the Company in writing ABLAC's name as such QPAM and the names of all employee benefit plans whose assets are included in such investment fund;

               (d) if ABLAC is an investment company, ABLAC is registered under the 1940 Act;

               (e) if ABLAC is other than an insurance company or an investment company, all or a portion of such funds consists of funds which do not constitute assets of any employee benefit plan and the remaining portion, if any, of such funds consists of funds which may be deemed to constitute assets of one or more specific employee benefit plans, complete and accurate informa-tion as to the identity of each of which ABLAC deliv-ered to the Company in writing; or

               (f) if ABLAC's funds constitute assets of an "in-vestment fund" (within the meaning of the QPAM Exemp-tion referred to in subparagraph (c) above), such assets of such "investment fund" are managed by a QPAM (as defined in subparagraph (c) above), such QPAM has investment discretion with respect to the transaction for purposes of applying the QPAM exemption, and every relevant requirement of the QPAM Exemption specifically applicable to such QPAM which is required to be satis-fied as of the date of such purchase will be satisfied in all material respects as of the date of such pur-chase.

               As used in this Section 4.2, the term "employee benefit plan" shall mean any employee benefit plan subject to section 406 of ERISA and any employee benefit plan or individual retirement account subject to section 4975 of the Internal Revenue Code of 1986, as amended from time to time, and the term "separate account" shall have the meaning assigned to it in section 3 of ERISA.

               5.   Registration under Securities Act, etc.

               5.1  Registration on Request.

               (a) Request. Upon the written request of the Initiating Holders, requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and specifying the intended method of disposition thereof, the Company will, subject to the terms hereof, promptly give written notice of such requested regis-tration to all registered holders of Registrable Secu-rities, and thereupon the Company will use its reason-able best efforts to effect the registration under the Securities Act of

                       (i)  the Registrable Securities which the
                Company has been so requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request, and

                       (ii)  all other Registrable Securities the
                holders of which shall have made a written request to the Company for registration thereof within 30 days after the giving of such written notice by the Company (which request shall specify the in-tended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Common Stock, so to be registered. The Company shall have the right to select the managing underwriter in any registration pursuant to this Section 5.1, subject to the approval of the Initiating Holders (not to be unreasonably withheld).

               (b) Registration Statement Form. Registrations under this Section 5.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accor-dance with the intended method or methods of disposi-tion specified in the request(s) for registration made pursuant to Section 5.1(a).

               (c) Expenses. The Company will pay all Registra-tion Expenses in connection with the registration requested pursuant to this Section 5.1.

               (d) Effective Registration Statement. A regis-tration requested pursuant to this Section 5.1 shall not be deemed to have been effected (i) unless a regis-tration statement with respect thereto has become effective, provided that a registration which does not become effective after the Company has filed a regis-tration statement with respect thereto solely by reason of the refusal to proceed of the Initiating Holders shall be deemed to have been effected by the Company at the request of such Initiating Holders unless the Initiating Holders shall have agreed in writing to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commis-sion or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement en-tered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Initiating Holders.

               (e) Priority in Requested Registrations. If a requested registration pursuant to this Section 5.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities request-ing registration) that, in its opinion, the number of securities requested to be included in such registra-tion (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securi-ties requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registra-tion, pro rata among the holders thereof requesting such registration on the basis of the number of such securities requested to be included by such holders,
          (ii) second, securities the Company proposes to sell and (iii) other securities of the Company requested to be included in such registration by the holders there-of.

               (f) Deferral. Notwithstanding the foregoing, (i) in the event that the Company intends to commence a public offering of securities to which Section 5.2 hereof will apply, it shall so notify the holders of Registrable Securities in writing and such holders shall be deemed to have waived their right to request registration under this Section 5.1 for a period of 120 days following such notice and (ii) the Company may delay the filing of a registration statement for a period not exceeding one hundred and eighty (180) days following the Company's receipt of the written request of the Initiating Holders pursuant to Section 5.1(a) hereof at any time when (A) the Company is in posses-sion of material non-public information the disclosure of which, in the exercise of the Company's reasonable good faith judgment, the Company believes would be adverse to the best interests of the Company or (B) such registration would adversely affect (including, without limitation, through the premature disclosure thereof) a proposed financing, reorganization, recapi-talization, merger, consolidation or similar transac-tion.

               (g) Limitations on Registration Obligations. Notwithstanding the foregoing provisions of this Sec-tion 5.1, the Company shall not be obligated to (i) file more than two registration statements pursuant to
          Section 5.1(a) hereof; or (ii) file and use its reason-able best efforts to cause to become effective (A) a registration statement pursuant to this Section 5.1 (1) within 180 days immediately following the effective date of any registration statement pertaining to an underwritten offering of the Company's securities or
          (2) if a special or interim audit of the financial statements of the Company or any of its affiliates would be necessary in order for the financial state-ments required to be included in such registration statement to meet the requirements of Regulation S-X or similar rules promulgated by the Commission, (B) more than one registration statement in any twelve-month period or (C) any such registration statement where the proposed aggregate offering price of the Registrable Securities to be sold thereunder is less than $3 mil-lion; or (iii) keep effective any registration state-ment filed pursuant to this Section 5.1 for a period of more than ninety (90) days.

               5.2  Incidental Registration.

               (a) Right to Include Registrable Securities. If the Company shall at any time after the date hereof propose to register any shares of its Common Stock under the Securities Act (other than a registration in connection with an offering of shares to employees of the Company pursuant to a stock plan, or in connection with the issuance of securities or assets of or relat-ing to a merger with another corporation), the Company shall notify the holders of any Registrable Securities as promptly as possible of such proposed registration, following which notice such holder shall have thirty
          (30) days after the receipt of such notice to request inclusion in such registration of any Registrable Securities. The Company shall, if so requested, in-clude such Registrable Securities in such registration unless the proposed managing underwriter of the securi-ties covered by the registration advises the Company that the inclusion of such shares would, in the opinion of such underwriter, raise a substantial question as to whether the proposed offering by the Company could be successfully consummated on terms reasonably acceptable to the Company. The Company shall pay all Registration Expenses relating to a registration pursuant to this
          Section 5.2.

               5.3  Indemnification.

               (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act in accordance with this Sec-tion 5, the Company will, and hereby does, indemnify and hold harmless each holder of Registrable Securities included in such registration, each underwriter of the securities so registered and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law of the United States or any jurisdiction therein, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of the Company, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions insofar as any such losses, claims, damages, liabil-ities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Registrable Securities, or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if the Company shall have filed with the Commission any amend-ment thereof or supplement thereto) if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circum-stances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 5.3(a) shall not (x) apply to any such losses, claims, damages, expenses, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such holder or such underwriter for use in connection with preparation of the registration statement or any such amendment thereof of supplement thereto; or (y) inure to the benefit of any underwriter (or to the benefit of any person controlling such underwriter) from whom the person asserting any such losses, claims, damages, expenses, liabilities or actions purchased the securities which are the subject thereof if such under-writer failed to send or give a copy of the prospectus to such person at or prior to the written confirmation of the sale of such securities to such person.

               (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registra-ble Securities in any registration statement filed pursuant to this Section 5, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this
          Section 5.3) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or al-leged statement in or omission or alleged omission from such registration statement, any preliminary prospec-tus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Registrable Securities by any seller.

               (c) Notices of Claims, etc. Promptly after re-ceipt by an indemnified party of notice of the com-mencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this
          Section 5.3, such indemnified party will, if a claim in respect thereof may be made against an indemnifying party, give written notice to the latter of the com-mencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obliga-tions under the preceding subdivisions of this Section 5.3, except to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any such action is brought against an indemnified party in respect of such claim, the indemnifying party shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indem-nified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided that if in the reasonable good faith judgment of the indemnified party a conflict of interest exists between such indemnified party and the indemnifying party, the indemnifying party shall be entitled to be represented by one counsel of its own choosing (the reasonable fees and disbursements of which shall be payable by the indemnifying party) and to participate in the defense of such action. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall con-sent to entry of any judgment or enter into any settle-ment of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

               6.   Definitions.

               6.1 Certain Defined Terms. As used herein the following terms have the following respective meanings:

               Affiliate: any Person directly or indirectly controlling or controlled by or under common control with the Company or any Subsidiary, including (without limita-tion) any Person beneficially owning or holding 10% or more of any class of voting securities of the Company or any Subsidiary or any other corporation of which the Company or any Subsidiary owns or holds 10% or more of any class of voting securities, provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the posses-sion, directly or indirectly, or the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

               Business Day: any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in New York City.

               By-Laws: By-Laws of the Company, as in effect at the time.

               Certificate of Incorporation:  Certificate of
     Incorporation of the Company, as in effect at the time.

               Closing:  as defined in Section 2.1 hereof.

               Closing Date:  as defined in Section 2.1 hereof.

               Common Stock: as defined in the introduction to this Agreement.

               Company: as defined in the introduction to this Agreement.

               Company SEC Documents: as defined in Section 3.2 hereof.

               ERISA:  the Employee Retirement Income Security
     Act of 1974, as amended from time to time.

               Exchange Act:  the Securities Exchange Act of
     1934, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

               GAAP: generally accepted accounting principles as from time to time in effect in the United States as set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such opinions, statements and pronouncements as may be issued by any successor to either such entity.

               Initiating Holders: any holder or holders of Registrable Securities holding at least 51% of the Registra-ble Securities (by number of shares at the time issued and outstanding), and initiating a request pursuant to Section 5 hereof for the registration of all or part of such holder's or holders' Registrable Securities.

               Material Adverse Change: as defined in Section 3.5 hereof.

               NASD: the National Association of Securities
     Dealers, Inc.

               1940 Act: The Investment Company Act of 1940 or any successor Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

               Person: a corporation, an association, a partner-ship, an organization, a business, an individual, a govern-ment or political subdivision thereof or a governmental agency.

               Purchase Price: as defined in the introduction to this Agreement.

               Registrable Securities: (a) the Shares and (b) any Common Stock issued or issuable with respect to the Shares by way of stock dividend or stock split or in connec-tion with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (y) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposi-tion of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (z) they shall have ceased to be outstand-ing.

               Registration Expenses: all expenses incident to the Company's performance of or compliance with Section 5 hereof, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts and commissions and transfer taxes, if any, and excluding the fees and disburse-ments of counsel and accountants retained by the holder or holders of any Registrable Securities being registered.

               SEC:  the United States Securities and Exchange
     Commission.

               Securities Act: the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

               Subsidiary: any corporation, association or other business entity a majority (by number of votes) of the Voting Stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

               Voting Stock: stock of any class or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a con-tingency.

               6.2 Other Provisions Regarding Definitions: (a) Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate, report or other document made or delivered pursuant to this Agreement.

               (b) The words "hereof," "herein," and "hereun-der," and words of similar import when used in this Agree-ment shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

               7.   Miscellaneous.

               7.1 Survival of Representations and Warranties; Severability. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, and the Closing. Any provision of this Agreement that is prohibited or unenforceable in any juris-diction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

               7.2  Amendment and Waiver.  Any term of this
     Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospective-
     ly) only with the written consent of the Company and ABLAC. Any amendment or waiver effected in accordance with this
     Section 7.2 shall be binding upon ABLAC and the Company.

               7.3 Notices, etc. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, or by telecopy addressed: (i) if to ABLAC, at such address or telecopy number as ABLAC shall have fur-nished to the Company in writing from time to time for such purpose, or (ii) if to the Company, at such address or telecopy number as the Company shall have furnished to ABLAC in writing from time to time for such purpose, to the atten-tion of its President.

               7.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforce-able by the respective successors and permitted assigns of the parties hereto, whether so expressed or not.

               7.5  Descriptive Headings.  The headings in this
     Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

               7.6 Fees and Expenses. Whether or not the Clos-ing occurs and except as otherwise expressly set forth here-in, each party shall pay its own expenses incurred by it in connection with the transactions contemplated by this Agree-ment, including without limitation, the reasonable fees and expenses of its counsel.

               7.7 Stamp or Other Tax. Should any stamp, excise tax or similar administration or governmental charge become payable in respect of this Agreement or any modification hereof or thereof, the Company shall pay the same (including interest and penalties, if any) and shall hold ABLAC harm-less with respect thereto.

               7.8 GOVERNING LAW. THIS AGREEMENT SHALL BE CON-STRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

               7.9 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an origi-nal, but which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

               7.10 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties including, without limitation, the Purchase Agreement, with respect to such subject matter.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all on the day and year first above written


                                      HARRIS & HARRIS GROUP, INC.


                                      By: /s/_____________________
                                           Name:  Robert B. Schulz
                                           Title: President


                                      AMERICAN BANKERS LIFE
                                      ASSURANCE COMPANY OF
                                      FLORIDA


                                      By:  /s/____________________
                                           Name: Floyd Denison
                                           Title: Senior Vice President


                                      AMERICAN BANKERS INSURANCE
                                           COMPANY OF FLORIDA



                                      By:  /s/___________________
                                           Name: Floyd Denison
                                           Title: Senior Vice President



                       STANDSTILL AGREEMENT


             STANDSTILL AGREEMENT dated as of May 18, 1995 by and among American Bankers Life Assurance Company of Florida and American Bankers Insurance Company of Florida (together the "Investor") and Harris & Harris Group, Inc. (the "Company").

             The Investor and the Company are entering into a Stock Purchase Agreement of even date herewith (the "Stock
     Purchase Agreement"), whereby, upon the terms set forth therein, the Investor is purchasing from the Company, and the Company is issuing and selling to the Investor, 1,075,269 shares (the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), constituting approximately 10.4% of the shares of common stock outstanding after giving effect to such issuance.

             As a condition to entering into the Stock Purchase Agreement, the Company has required that the Investor, and as an inducement to the Company to enter into the Stock Purchase Agreement the Investor has agreed to, enter into this Agreement.

             In consideration of the foregoing, and the agreements contained herein, the parties hereto agree as follows:

             A. Restriction on Acquisitions of Voting Securities. The Investor will not, and will cause the other members of the Investor Group (as defined herein) not to, in any manner, acquire, agree to acquire, make any proposal to acquire, directly or indirectly, any Voting Securities (as defined herein) if, after any such acquisition, the Investor Group would beneficially own Voting Securities possessing aggregate voting power in excess of 10.5% of the total voting power of all then outstanding Voting Securities. For purposes of this Agreement, (i) "Investor Group" means the Investor, its subsidiaries and affiliates, their respective officers and directors and any person acting on behalf of the Investor, any of such subsidiaries or affiliates or their respective officers and directors and (ii) "Voting Securities" means the Shares, any other shares of Common Stock and any other issued and outstanding securities of the Company generally entitled to vote in the election of directors.

                                  1

             B.  Restrictions on Certain Other Actions.  The
     Investor will not, and will cause the other members of the Investor Group not to:

                                 (1)  propose to enter into, or
     announce or disclose any intention to propose to enter into, directly or indirectly, any merger or business combination involving the Company or any of its subsidiaries or to pur-chase, directly or indirectly, a material portion of the assets of the Company or any of its subsidiaries;

                                 (2)  make, or in any way
     participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to vote, or seek to advise or influence any person or entity with respect to the voting of, any Voting Securities, or become a "participant" in any "election contest" (as such terms are used or defined in Regulation 14A of the Exchange Act) relating to the election of directors of the Company; provided, however, that neither the Investor nor any other member of the Investor Group shall be deemed to have engaged in a "solicitation" or to have become a "participant" by reason of voting its Voting Securities in any such election in accordance with the provisions of this Agreement;

                                 (3)  form, join or in any way
     participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise act in concert with any person or entity, (i) for the purpose of circumventing the provisions of this Agreement or, (ii) other than other members of the Investor Group (to the extent permitted by this Agreement), for the purpose of acquiring, holding, voting or disposing of any Voting Securities;

                                 (4)  request the Company (or
     its directors, officers, employees or agents), directly or indirectly, to amend or waive Section 1 hereto or any of paragraphs (i) through (iv) of this Section 2, or take any action which might require the Company or any member of the Investor Group to make a public announcement regarding the possibility of (A) a business combination or merger involving the Company or any of its subsidiaries, on the one hand, and any member of the Investor Group, on the other hand, or (B) the sale to any member of the Investor Group of a material portion of the assets of the Company or any of its subsidiaries.

                                  2

                                 (5)  deposit any Voting Securities
     in a voting trust, or subject any Voting Securities to a voting or similar agreement; or

                                 (6)  sell, transfer, pledge or
     otherwise dispose of or encumber any Voting Securities except:

                                        (A)  sales or transfers of
              Voting Securities to another member of the Investor
              Group, provided such member has agreed in writing to be bound by all of the provisions of this Agreement applicable to such member's transferor;

                                        (B)  sales of Voting
              Securities pursuant to a firm commitment, underwritten distribution to the public, registered pursuant to
              Section 5 of the Stock Purchase Agreement or otherwise under the Securities Act of 1933, as amended (the "Securities Act"), in which the Investor and the other members of the Investor Group use their best efforts to effect as wide a distribution of such Voting Securities as reasonably practicable and to prevent any person or entity, affiliated persons or entities or other group from purchasing through such offering Voting Securities having in the aggregate more than 4.9% of the aggregate voting power of all then outstanding Voting Securities;

                                        (C)  sales of Voting
              Securities in privately negotiated transactions, in which the Investor and the other members of the Investor Group use their best efforts to prevent any person or entity, affiliated persons or entities or other group from pur-chasing through such transactions Voting Securities having in the aggregate more than 4.9% of the aggregate voting power of all then outstanding Voting Securities; provided that the Investor gives written notice to the Company at least thirty (30) days prior to the date of any such sale specifying the amount of Voting Securities which the Investor and the other members of the Investor Group intend to sell and that, if during such thirty (30) day period the Company gives written notice to the Investor of the pendency of any underwritten offering by the Company of Voting Securities, neither the Investor nor any other member of the Investor Group will effect any sales pursuant to such privately negotiated transac-tions until sixty (60) days after the consummation of such offering;

                                       3

                                         (D)  sales of Voting
              Securities pursuant to Rule 144 of the General Rules and Regulations under the Securities Act; provided that (1) no such sale shall be effected to the extent the member of the Investor Group seeking to effect such sale knows or has reason to believe that the purchaser of Voting Securities in such sale would, after such purchase, beneficially own Voting Securities having in the aggregate more than 4.9% of the aggregate voting power of all then outstanding Voting Securities and (2) the Inves-tor shall give written notice to the Company at least ten
              (10) days prior to the date of any such sale specifying the amount of Voting Securities which the Investor and the other members of the Investor Group intend to sell and that, if during such ten (10) day period the Company gives written notice to the Investor of the pendency of any underwritten offering by the Company of Voting Securities, neither the Investor nor any other member of the Investor Group will effect any such sale until sixty
              (60) days after the consummation of such offering; or

                                        (E)  sales of Voting
              Securities to the Company or in a tender or exchange offer by a third party.

             C. Voting. In any election of directors of the Company, the Investor and each other member of the Investor Group will vote, or execute written consents with respect to, their Voting Securities, in accordance with the recommendation of the Company's Board of Directors.

             D. Termination. This Agreement shall terminate automatically without any further action by any party on May 18, 2002. Upon such termination, this Agreement shall be void and of no further force of effect, except that such termina-tion shall not relieve a party from liability for breach of this Agreement prior to such termination.

                                   4

             E. Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively but without limitation of
     Section 2(iv)) only with the prior written consent of the Company and the Investor.

             F. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto; provided that the rights, obligations, covenants and agreements of the Investor hereunder may not be assigned or delegated, as applicable, except as provided in Section 2(vi)(A).

             G. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given (and shall be deemed to have been given upon receipt) if delivered in person or sent by facsimile, telegram, telex, by registered or certified mail (postage prepaid, return receipt requested) or by reputable overnight courier to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
     Section 7):

                     if to the Investor, to:

                            American Bankers Insurance Group
                            11222 Quail Roost Drive
                            Miami, Florida  33157
                            Attention:  Mr. Floyd Denison
                            Facsimile:  (305) 252-7068

                     if to the Company, to:

                            Harris & Harris Group, Inc.
                            One Rockefeller Plaza
                            14 West 49th Street
                            New York, New York  10020
                            Attention:  Chief Executive Officer
                            Facsimile:  (212) 332-3601

                                 5

                     with a copy to:

                            Skadden, Arps, Slate, Meagher & Flom
                            One Beacon Street
                            Boston, MA  02108
                            Attention:  Kent A. Coit, Esq.
                            Facsimile:  (617) 573-4822

             H. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

             I. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                                  6


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         AMERICAN BANKERS LIFE ASSURANCE
                                              COMPANY OF FLORIDA


                                         By: /s/________________________
                                            Name: Floyd Denison
                                            Title: Senior Vice President


                                         AMERICAN BANKERS INSURANCE
                                              COMPANY OF FLORIDA


                                         By: /s/________________________
                                            Name: Floyd Denison
                                            Title: Senior Vice President


                                         HARRIS & HARRIS GROUP, INC.


                                         By: /s/________________________
                                         Name:  Robert B. Schulz
                                         Title: President

                                     7

                   TERMINATION AND RELEASE AGREEMENT


               HARRIS & HARRIS GROUP, INC., a New York corpo-ration (the "Company"), and AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA ("ABLAC") are the parties to a Note and Warrant Purchase Agreement, dated as of August 17, 1994 (the "Purchase Agreement").

               The Company and ABLAC hereby agree that effective as of the date hereof (i) the Purchase Agreement is terminated and shall be null and void and of no further force or effect and (ii) each of the Company and ABLAC shall have no, and hereby forever irrevocably releases the other from any, liability or obligation under or with respect to the Purchase Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of this 18th day of May, 1995.



                                    HARRIS & HARRIS GROUP, INC.


                                    /s/________________________
                                    Name: Robert B. Schulz
                                    Title: President and COO



                                    AMERICAN BANKERS LIFE
                                    ASSURANCE COMPANY OF
                                    FLORIDA


                                    /s/________________________
                                    Name: Floyd Denison
                                    Title: Senior Vice President